BAXTER—PAGE 13

Baxter International Inc.

Key Product Line Sales—US/International

Period Ending September 30, 2004

(unaudited)

($ in millions)	Q3 2004			Q3 2003			% Growth
	US	International	Total	US	International	Total	US		International		Total

BioScience
Recombinants	$153	$ 188	$341	$154	$ 137	$291	(1%	)	38%		17%
Plasma Proteins [1]	135	119	254	116	135	251	16%		(12%	)	1%
Antibody Therapy	49	33	82	45	32	77	8%		4%		6%
Transfusion Therapies	62	62	124	63	70	133	(2%	)	(11%	)	(7%	)
Other [2]	9	39	48	17	51	68	(47%	)	(24%	)	(29%	)

Total BioScience	$408	$ 441	$849	$395	$ 425	$820	3%		4%		4%

Medication Delivery
IV Therapies [3]	$93	$ 182	$275	$106	$ 169	$275	(12%	)	8%		0%
Drug Delivery	136	50	186	132	43	175	3%		15%		6%
Electronic Infusion Systems	178	49	227	150	46	196	19%		7%		16%
Anesthesia	179	17	196	180	17	197	(1%	)	1%		0%
Other [4]	7	95	102	7	95	102	0%		0%		0%

Total Medication Delivery [5]	$593	$ 393	$986	$575	$ 370	$945	3%		6%		4%

Renal
PD Therapy	$65	$ 296	$361	$64	$ 275	$339	2%		8%		7%
HD Therapy	36	87	123	29	78	107	24%		12%		15%
Other	0	1	1	4	1	5	(100%	)	0%		(80%	)

Total Renal	$101	$ 384	$485	$97	$ 354	$451	4%		8%		8%

TOTAL BAXTER	$1,102	$1,218	$2,320	$1,067	$1,149	$2,216	3%		6%		5%

1	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, biosurgery (Tisseel) and other plasma-based products.
2	Principally includes vaccines and non-plasma-based biosurgery products (FloSeal & CoSeal).
3	Principally includes intravenous solutions and nutritional products.
4	Principally includes oncology and other hospital-distributed products.
5	Sales of pain management products, which were previously included in Anesthesia, are now reported in Electronic Infusion Systems or Other, depending on the product. All prior sales data has been reclassified to reflect this change.

Note: In August 2004, the company restated its previously issued financial statements for 2001 through 2003 and the first quarter of 2004. This information reflects the restatements. Refer to the company’s Form 10-K/A for the year ended December 31, 2003 and Forms 10-Q/A for the quarters ended March 31, 2004 and September 30, 2003 for further information.